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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-47397 and 333-30880) of Ivex Packaging Corporation on our report dated January 29, 2001 relating to the financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 29, 2001 relating to the financial statement schedules, which appear in this Form 10-K.


/s/PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Chicago, Illinois
March 29, 2001